EXHIBIT 23(B)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our reports dated August 3, 1993 appearing on pages 7 and 32 of the Current Report on Form 8-K of Tyco International Ltd. dated January 10, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP

Boston, Massachusetts
January 30, 1995